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                      CONSULTING AGREEMENT

This Agreement is effective as of the 23rd day of December, 1996 by and between Telcom Wireless Cable T.V. Corporation, a Florida corporation, (the "Company"), and Richard J. Fixaris, or his assignees (the "Consultant").

     WHEREAS, the Company is a publicly held company; and

      WHEREAS, Consultant is in the business of assisting public companies in public; and

     WHEREAS, the Company desires to retain Consultant to provide certain specified services for the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Duties and Involvement

     1.1. The Company hereby engages Consultant to provide financial and public relations services (See attached Exhibit "A"). Such services will generally include advice to and consulting with the Company's management concerning investor awareness of the Company and its products and/or services. Consultant will provide additional services to the Company, including broker relations, assisting in the preparation and format of due diligence meetings, and attendance at conventions and trade shows.

     1.2. Consultant acknowledges that neither it nor any of its employees or affiliates is an officer, director, or agent of the Company, that in rendering advice or recommendations to the Company it is not and will not be responsible for any management decisions on behalf of the Company and that it is not authorized or empowered to commit the Company to any recommendation or course of action. The Company represents that Consultant does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

2.   Terms

     This  Agreement  shall continue until  twelve  (12)   months
from date of  execution.

3.   Compensation

     Upon  execution  of  this agreement, as total  and  complete consideration for the services to be provided and expenses to be incurred (described below) by Consultant hereunder, the Company will issue and deliver to Consultant Seventy-Four Thousand (74,000) shares Common Stock of the Company (the "Shares") which the Company shall immediately register for free-trading under the Securities Act of 1933, as amended by
     filing  with  the  Securities  and  Exchange  Commission   a
     registration statement relating to such shares on Form S-8. The Company shall pay such complete consideration to the Consultant by no later than five (5) days after the signing of this agreement.

4.   Payment of Expenses

     Consultant agrees to pay for all costs and expenses incurred by Consultant and its representatives and by third parties engaged by it in connection with the performance of the financial and public relations services provided for herein. Consultant agress to spend not less than $250,000 and must provide company with a statement.

5.   Services not Exclusive

     Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder on a best efforts basis. The Company acknowledges that Consultant is engaged in other business activities and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.


6.   Confidentiality

     Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish, or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not limited to, the products of the Company, whether in the concept or development stage or being marketed by the company on the effective date of this Agreement or during the term hereof.

7.   Covenant not to Compete

     During the term of this Agreement, Consultant warrants, represents and agrees that it will not directly participate in the information developed for and by the Company and will not compete directly with the Company in the Company's primary industry or related fields.

8.   Registration of Securities

     As provided hereinabove, the Company will immediately file with the Securities and Exchange Commission a registration statement on Form S-8 including the Shares. The Company will provide manual exemption to comply with the various states securities laws and regulations with respect to the registration of the Shares. The Company undertakes to make available for review and comment by Consultant, on a timely basis and prior to submission with any regulatory agency, copies of the registration statement.

     8.1 At all times following registration of the Shares and continuing for not less than twelve (12) months following such registration, the Company shall maintain and be current on all filings with the United States Securities and Exchange Commission, appropriate state securities departments and, as may be required, with the National Association of Securities Dealers, Inc., the NASDAQ SmallCap Market and/or national or regional stock exchanges necessary to allow the Shares to be freely tradable in the public market.

     8.2.  The  Company  agrees  that during  the  term  of  this
     Agreement it will not without providing at least 2 weeks prior written notice, issue any common stock pursuant to Regulation S of the General Regulations of the Securities and Exchange Commission or any registration of the Company's securities by means of a Form S-8 registration statement, except for an S-8 Registration Statement for the Company's Stock Option Plan already disclosed to Consultant in writing.

9.   Certain Representations and Warranties

     In   order  to  give  comfort  to  Consultant,  the  company
     represents and warrants the following:

     9.1. The Company will furnish to Consultant, as requested, all information concerning the Company which is relevant to its past, current and planned operations, including, without limitation (i) financial statements, including current cash received and disbursed (ii) issuance of stock, stock options or warrants, including the pricing of such stock and stock rights (iii) terms or employment agreements, including benefits of all types (iv) all Board of Directors resolutions (v) all borrowing of any type (vi) shareholder lists (vii) monthly reports from the Depository Trust Corporation ("DTC") or similar organization and (viii) all transactions among affiliates or controlling persons of the Company.

     9.2 The Company is authorized and has the full power to issue such Shares. Such issuance or registration thereof will not violate any agreement, covenant, understanding, arrangement or otherwise with any party, broker, agent, or entity.

10.  Investment Representation

     The Consultant represents and warrants that it has received from Company access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects. The Consultant represents that it has received copies of the Company's filings for the prior 12 months made under the rules and regulations promulgated under the Securities Act of 1933 as amended (the "Act") or the Securities Exchange Act of 1934 as amended (the "Exchange Act"), if any, (the "Disclosure Documents").


     Consultant acknowledges that the acquisition of securities to be issued to Consultant involves a high degree of risk. Consultant represents that it and its advisors have been afforded the opportunity to discuss the Company with its management. The Company represents that it has and will continue to provide Consultant with any information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents and will promptly notify Consultant upon the filing of any registration statement or other periodic reporting documents filed pursuant to the Act or the Exchange Act. The Company hereby represents that it does not currently have any of its securities in registration (except for Post-Effective Amendments to Form SB-2 and its obligation to register Shares helf by Melvin Rosen) and further agrees to refrain from offering for sale any additional securities of the Company and from filing any additional registration statements during the term of this Agreement other than as provided for herein without the consent of Consultant, which shall not be unreasonably withheld.

11.  Assignment

     This Agreement may not be assigned by either party hereto without the written consent of the other but shall be binding upon the successors of the parties.

12.  Arbitration

     Any dispute, controversy or claim between the Company and Consultant arising out of or related to this conducted in accordance with the rules of the American Arbitration Association then in effect. Agreement, the Option or breach thereof, shall be settled by arbitration, which shall be Any award shall be binding and conclusive for all purpose thereof, may include injunctive relief, as well as orders for specific performance and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company or Consultant and other persons substantially involved in common question of fact or law whose presence is required if complete relief is to be afforded in arbitration. The cost and expenses of such arbitration shall be borne in accordance with the determination of the arbitrator and may include reasonable attorney's fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail, express delivery or personal service at the address provided for herein.

13.  Indemnification

     13.1 The company agrees to indemnify and hold harmless Consultant and its agents and employees against any losses, claims, damages or liabilities, joint or several, to which Consultant or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Consultant or any such other person for any legal or other expenses reasonably incurred by Consultant or any such other person in connection with investigating or defending any such loss, claim, damage, liability, or action, suit or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission from the Registration Statement, any preliminary prospectus, the prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Consultant specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have. Consultant indemnifies Company for 10b-5 information and for any information representatives made to public not consistant with Company's filings or approval.

     13.2  Promptly after receipt by an indemnified  party  under this Section of notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding is brought against any indemnified party, and it notified an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

14.  Notices

     All notices required or permitted to be given under with Agreement shall be in writing and shall be express delivery service) to the party to be notified. Notice to each party shall be addressed to the deemed to have been duly given upon delivery personally or by courier (such as FedEx or similar attention of the officer at the address set forth beneath the signature line, or to such other officer or addresses as either party may designate upon at least ten days' notice to the other party.

15.  Governing Law

     This Agreement shall be constructed by and enforced in accordance with the laws of the State of Florida.

16.  Entire Agreement

     This Agreement contains the entire understanding and agreement between the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by both parties.

17.  Non-waiver

     A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.


18.  Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

19.  Binding Effect

     The provisions of this Agreement shall be binding upon the parties, their successors and assigns.


IN   WITNESS  WHEREOF,  the  parties  hereto  have  executed  and delivered this Agreement to be effective as of the day and year first above written.

COMPANY:                           CONSULTANT:

Telcom  Wireless  Cable  T.V. Corporation  Richard J. Fixaris

By:   /s/ Fern L. Duquette         By:/s/ Richard J. Fixaris
     Fern L. Duquette                     Richard J. Fixaris
  Telcom Wireless Cable T.V. Corporation  1901 Hill Street
  501  N.  Grandview Ave., Suite  201     New Smyrna Beach, FL 32169
  Daytona Beach, FL  32118


                            EXHIBIT A



                             PUBLIC

                            RELATIONS

                             PACKAGE




CORPORATE PROFILE AND FACT SHEET
     Consultant will create and print a 2 page, 2 color broker fact sheet and a 4 page, full color Company Profile. These pieces are included in broker/dealer information packages for dissemination to prospective investors.


DIRECT MAIL CAMPAIGN
     A  four  page, four color direct mail lead generation  piece
     highlighting  the  company  and  benefits  of   owning   the
     company's  stock  will  be created  and  mailed  to  100,000
     selected  investors.   This piece, printed  on  heavy  gloss
     stock, includes a postage paid business reply card plus an identifying telephone number enabling investors to respond immediately. Additionally, market makers' names and phone numbers may be listed directly on the mailing piece for call-
     in  generation.   Campaign services  will  include  creative
     writing, design, artwork, printing, list rentals, mail handling, postage and business reply card coordination.


BROKER SOLICITATION CAMPAIGN
     To generate interest in the company and its stock, a specialized professional financial public relations services will be provided via an on-going telemarketing campaign soliciting new broker dealers, and direct personal telephone follow-up to interface with on-line retail brokers currently working with executives and investor relations personnel of the company.


PRESS RELEASES
     All company press releases will be written, wordsmithed, and disseminated to newswire services and to the broker community by fax and mail, telephone follow-up with on-line brokers will also be provided. This will include all writing, postage, shipping and other dissemination costs.


PUBLICATIONS

     Personal Investing News
     Don Korn (an editor of Sound Money Investor who also writes for Barron's and The Wall Street Journal) will write a two page interview with a key officer of the company, emphasizing the merits of the company. The advertorial will also include the address and telephone number of the company and/or the address and phone number for market makers of the company's stock. In addition, a photograph of one of the company's key executives or of the business itself will appear on the front cover of Personal Investing News to draw attention to the article on the company's story inside the publication. Personal Investing News is published monthly and mailed to 55,000 investors.

     International, Money and Politics
     The two page Personal Investing News story will be reprinted for inclusion in International Money and Politics, a bi-monthly magazine mailed to 30,000 investors.

     Bull & Bear
     The  two  page interview will be reprinted for inclusion  in
     Bull   &  Bear,  a  bi-monthly  magazine  mailed  to  55,000
     investors.


PRINT MEDIA ADVERTISING
     An advertisement, geared to both brokers and investors, will be created and inserted in a major financial and investment related newspaper or magazine. The emphasis is to utilize publications that target and deliver large numbers of brokers and investors without the prohibitively high advertising costs of the more famous media counterparts.


NEWSLETTER CAMPAIGN
     The company will be presented to an extensive list of financial newsletter editors and publishers in publications which specialize in charting companies and presenting buy recommendations.


CONSULTANT FEE

     All expenses regarding the coordination of Consultant and/or his representative's time and travel.